Exhibit 32.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Beacon Enterprise Solutions Group, Inc. (the “Company”) on Form 10-K for the twelve months ended September 30, 2008 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned Principal Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his individual knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 13, 2009

Signed:	/s/ Robert Mohr

Robert Mohr
Chief Accounting Officer and Principal Financial Officer

     The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in said filing.